SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                       SECURITIES AND EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): October 1, 1997

    Patriot Tax Credit Properties L.P., f/k/a Prudential-Bache Tax Credit
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       Properties L.P. (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                                    --------
                 (State or other Jurisdiction of Incorporation)

              0-20638                             13-3519080
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      (Commission File Number)       (IRS Employer Identification Number)

                     625 Madison Avenue, New York, NY 10022
                   (Address of Principal Executive Offices)
                   ----------------------------------------

      Registrant's telephone number, including area code: (212) 421-5333

                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report

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Item 1.   Change in Control of Registrant
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      On October 1, 1997, as part of the settlement of class action litigation known as Prudential Securities Inc. Limited Partnership Litigation, MDL No. 1005, Prudential-Bache Properties, Inc. ("PBP") withdrew as the general partner and transferred its general partner interest in Prudential-Bache Tax Credit Properties L.P. (the "Partnership") to RCC Partners 96, L.L.C. (the "New GP"), an affiliate of Related Capital Company ("RCC") pursuant to a Purchase Agreement dated as of December 19, 1996 among PBP and its affiliates and RCC ("Purchase Agreement"). Affiliates of RCC have in the past provided and currently provide services to the Partnership and also serve as co-general partners of four of the eight local partnerships (the "Local Partnerships") in which the Partnership has an interest. The Partnership's agreement of limited partnership (the "Partnership Agreement") was amended to reflect this withdrawal and admission and authorized PBP to transfer and assign its interest in the Partnership to the New GP and to withdraw from the Partnership. The terms of the transaction are more fully described in the Partnership's Information Statement dated June 18, 1997, (the "Information Statement") which was previously distributed to all partners of the Partnership.

       Pursuant to the Purchase Agreement, P-B Tax Credit S.L.P. ("PB SLP") withdrew as special limited partner of each of the Local Partnerships and was replaced by Independence SLP L.P. (the "New SLP"), an affiliate of RCC. All special limited partnership interests in the Local Partnerships were transferred to the New SLP. Also pursuant to the Purchase Agreement, Prudential-Bache Investor Services II, Inc. ("P-B II") withdrew as assignor limited partner of the Partnership and was replaced by Related Insured BUC$ Associates, Inc., an affiliate of RCC, (the "New ALP"). All assignor limited partnership interests in the Partnership were transferred to the New ALP.

      The New GP, RCC Partners 96, L.L.C. is a Delaware limited liability company which was formed in July 1996, and is owned and controlled by the partners of RCC. The New GP will only have a specified net worth, if any, as may be necessary for the Partnership to be treated as a Partnership for federal income tax purposes. The principal offices of the New GP are located at 625 Madison Avenue, New York, New York 10022. No officer or member of New GP owns any limited partnership interest in the Partnership.

      Affiliates of the New GP and RCC have had significant involvement with the Partnership and the Local Partnerships. During the acquisition phase of the Partnership's operation, among other services, affiliates of RCC provided various services to PBP pursuant to a Real Estate Consulting Services Agreement. These services included the identification, evaluation, negotiation and closing of certain of the Partnership's investments for which RCC was paid a portion of the acquisition fees and expenses paid to PBP.

      RCC in the past provided, and will continue to provide ongoing monitoring services with respect to the Partnership's investments pursuant to the Property Investment Monitoring Agreement for which RCC in the past received from PBP a portion of the partnership management fee payable to PBP and an annual expense allowance of up to $1,300 per site visit (after the initial four site visits).

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The officers and members of the New GP are as follows:

Name                     Offices Held
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J. Michael Fried         Member, President and Chief Executive Officer
Stuart J. Boesky         Member, Executive Vice President and Chief Operating
                           Officer
Alan P. Hirmes           Member, Senior Vice President and Chief Financial
                           Officer
Bruce H. Brown           Senior Vice President
Arthur G. Hatzopoulos    Vice President
Denise L. Kiley          Vice President
Mark J. Schlacter        Vice President
Marc D. Schnitzer        Vice President
Richard A. Palermo       Treasurer
Lynn A. McMahon          Secretary
Related General II, L.P. Member

     J. Michael Fried is the sole stockholder of one of the general partners of Related, the real estate finance affiliate of The Related Companies, L.P. In that capacity, he is generally responsible for all of the syndication, finance, acquisition and investor reporting activities of Related and its affiliates. Mr. Fried practiced corporate law in New York City with the law firm of Proskauer Rose Goetz & Mendelsohn from 1974 until he joined Related in 1979. Mr. Fried graduated from Brooklyn Law School with a Juris Doctor Degree, magna cum laude; from Long Island University Graduate School with a Master of Science degree in Psychology; and from Michigan State University with a Bachelor of Arts degree in History.

     Stuart J. Boesky is the sole stockholder of one of the general partners of Related, the real estate finance affiliate of The Related Companies, L.P. Mr. Boesky practiced real estate and tax law in New York City with the law firm of Shipley & Rothstein from 1984 until February 1986 when he joined Related. From 1983 to 1984 Mr. Boesky practiced law with the Boston law firm of Kaye, Fialkow, Richmond & Rothstein (which subsequently merged with Strook & Strook & Lavan) and from 1978 to 1980 was a consultant specializing in real estate at the accounting firm of Laventhol & Horwath. Mr. Boesky graduated from Michigan State University with a Bachelor of Arts degree and from Wayne State School of Law with a Juris Doctor degree. He then received a Master of Laws degree in Taxation from Boston University School of Law.

     Alan P. Hirmes is the sole stockholder of one of the general partners of Related, the real estate finance affiliate of The Related Companies, L.P. Mr. Hirmes has been a Certified Public Accountant in New York since 1978. Prior to joining Related in October 1983, Mr. Hirmes was employed by Wiener & Co., certified public accountants. Mr. Hirmes graduated from Hofstra University with a Bachelor of Arts degree.

     Bruce H. Brown is a Senior Vice President of Related and a director of the Portfolio Management Group. He is responsible for overseeing the administration of the firm's public debt and equity partnerships encompassing the monitoring of the performance of each partnership and each investment. He is also responsible for Related's loan servicing activities with respect to the firm's $600 million participating and insured and co-insured mortgage portfolio. Prior to joining Related in 1987, Mr. Brown was a real estate lending officer at U.S. Trust Company of New York and previously held management positions in the hotel and resort industry with Helmsley-Spear and Westin Hotels. Mr. Brown graduated from Colgate University with a Bachelor of Arts degree.

     Arthur G. Hatzopoulos is a Vice President of Related AMI Associates, Inc., an affiliate of Related, and he is a Senior Vice President of Related where he directs the mortgage acquisition group. Mr. Hatzopoulos has been with Related since August 1992. Prior to joining Related, Mr. Hatzopoulos was a First Vice President and Portfolio Manager for First Nationwide Bank, where he was responsible for debt restructuring, special lending relationships and asset sales. He has also been associated with an investment banking firm where he was responsible for monitoring a national portfolio of multifamily revenue bond projects. From 1981 to 1985 he served as Deputy Director of the Jersey City Department of Housing and Economic Development. Mr. Hatzopoulos graduated from Columbia University with a Bachelor of Arts degree. He also holds a Masters in City and Regional Planning from Harvard University, Kennedy School of Government.

     Denise L. Kiley is an Executive Vice President and Chief Underwriter for Related, responsible for overseeing the investment underwriting and approval of all multifamily residential properties invested in Related sponsored corporate, public and private equity and debt funds. Ms. Kiley is also responsible for the strategic planning and implementation of the firm's mortgage financing programs. Prior to joining Related in 1990, Ms. Kiley had experience acquiring, financing, and managing the assets of multifamily residential properties. From 1981 through 1985 she was an auditor with a national accounting firm. Ms. Kiley holds a Bachelor of Science in Accounting from Boston College and is a Member of the Affordable Housing Roundtable.

     Mark J. Schlacter is a Vice President of Mortgage Acquisitions of Related, and has been with Related since June 1989. Mr. Schlacter is responsible for the origination of Related's taxable participating debt programs and low-income housing tax credit debt programs. Prior to joining Related, Mr. Schlacter garnered 16 years of direct real estate experience covering commercial and residential construction, single and multifamily mortgage origination and servicing, commercial mortgage origination and servicing, multifamily property acquisition and financing, and multifamily mortgage lending program underwriting and development. He was a Vice President with Bankers Trust Company from 1986 to June 1989, and held prior positions with Citibank, Anchor Savings Bank and the Pyramid Companies covering the 1972-1986 period. Mr. Schlacter holds a Bachelor of Arts degree in Political Science from Pennsylvania State University and periodically teaches multifamily underwriting at the New York University School of Continuing Education, Real Estate Institute.

     Marc D. Schnitzer is an Executive Vice President of Related and Director of the firm's Tax Credit Acquisitions Group. Mr. Schnitzer received a Master of Business Administration degree from The Wharton School of The University of Pennsylvania in december 1987, and joined Related in January 1988. From 1983 to 1986, Mr. Schnitzer was a Financial Analyst in the Fixed Income Research department of The First Boston Corporation in New York. Mr Schnitzer received a Bachelor of Science degree, summa cum laude, in Business Administration from the School of Management at Boston University.

     Richard A. Palermo has been a Certified Public Accountant in New York since 1985. Prior to joining Related in September 1993, Mr. Palermo was employed by Sterling Grace Capital Management from October 1990 to September 1993, Integrated Resources, Inc. from October 1988 to October 1990 and E.F. Hutton & Company, Inc. from June 1986 to October 1988. From October 1982 to June 1986, Mr. Palermo was employed by Marks Shron & Company and Mann Judd Landau, certified public accountants. Mr. Palermo graduated from Adelphi University with a Bachelor of Business Administration degree.

     Lynn A. McMahon has served since 1983 as assistant to J. Michael Fried. From 1978 to 1983, she was employed at Sony Corporation of America in the Government Relations Department.

     Related General II, L.P. is a New York limited partnership formed in January 1992 whose general partner is RCMP, Inc., a Delaware corporation which is indirectly controlled by Stephen M. Ross. Mr. Ross is also president, director and shareholder of The Related Realty Group, Inc., the general partner of The Related Companies, L.P. He graduated from the University of Michigan School of Business Administration with a Bachelor of Science degree and from Wayne State University School of Law with a Juris Doctor degree. Mr. Ross then received a Master of Laws degree in taxation from New York University School of Law. He joined the accounting firm of Coopers & Lybrand in Detroit as a tax specialist and later moved to New York, where he worked for two large Wall Street investment banking firms in their real estate and corporate finance departments. Mr. Ross formed the predecessor of The Related Companies, L.P. in 1972 to develop, manage, finance and acquire subsidized and conventional apartment developments.

Item 5.  Other Events
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     The Partnership Agreement was amended to change the name of the Partnership to "Patriot Tax Credit Properties L.P.", a Delaware Limited Partnership. The Partnership's new place of business will be 625 Madison Avenue, New York, New York 10022.

      The Partnership Agreement was additionally amended to confirm that PBP will continue to enjoy the benefits of the indemnification provisions set forth in the Partnership Agreement.

      Finally, the Partnership Agreement was amended to reflect (a) the reduction in the general partner's maximum participating interest in cash flow from 0.5% annually of invested assets to 0.375% annually; (b) the reduction by 50% of the general partner's residual interest in the Partnership comprised of
(x) subordinated interest in disposition proceeds and (y) interest in distributions of sale or refinancing proceeds; and (c) corresponding reductions in the general partner's interest in profits and losses. Further, pursuant to the Partnership Agreement, the PBP and PB SLP forgave all deferred and unpaid fees due to them by the Partnership and the Local Partnerships. The aggregate amount of such deferred and unpaid fees was $840,394 as of September 30, 1997.

      A copy of the Partnership Agreement Amendment Number 1 is attached as an exhibit to this Form 8-K.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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(a).  Financial Statements
      --------------------

      Not Applicable

(b).  Pro Forma Financial Information
      -------------------------------

      Not Applicable

(c).  Exhibits
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      3.1  Amendment to Certificate of Limited Partnership dated
           October 1, 1997

      4.1 Amendment Number 1 to Prudential-Bache Tax Credit Properties L.P. Amended and Restated Agreement of Limited Partnership, dated October 1, 1997.

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Patriot Tax Credit Properties, L.P.
                                    (Registrant)
                                    By RCC Partners 96, L.L.C., general partner


                                    BY:   /s/ Alan P. Hirmes
                                          ------------------
                                          Alan P. Hirmes
                                          Senior Vice President

October 15 , 1997

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